Exhibit 99.3

Biomet, Inc.

Other Sales Information

Twelve Month Period Ended May 31, 2008

(In millions, unaudited)

	(Combined)* 2008	2007	Reported Growth %	Currency Growth %
Reconstructive	$1,756.7	$1,502.8	16.9%	12.2%
Fixation	230.3	226.4	1.7%	-0.5%
Spine	208.0	205.6	1.2%	-0.1%
Other	188.3	172.6	9.1%	5.9%

Total	$2,383.3	$2,107.4	13.1%	9.1%

	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies
Reconstructive	16.9%	4.7%	12.2%
Fixation	1.7%	2.2%	-0.5%
Spine	1.2%	1.3%	-0.1%
Other	9.1%	3.2%	5.9%

Total sales	13.1%	4.0%	9.1%

	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies	Instrument Impact	Sales Growth Ex-instruments in Local Currencies
Reconstructive	16.9%	4.7%	12.2%	0.8%	13.0%
Fixation	1.7%	2.2%	-0.5%	N/A	N/A
Spine	1.2%	1.3%	-0.1%	N/A	N/A
Other	9.1%	3.2%	5.9%	N/A	N/A

Total sales	13.1%	4.0%	9.1%	0.6%	9.7%

	Sales Growth As Reported	FX Impact	Sales Growth in Local Currencies	Instrument Impact	Sales Growth Ex-instruments in Local Currencies
Knees	19.1%	3.9%	15.2%	1.4%	16.6%
Hips	13.5%	4.6%	8.9%	0.7%	9.6%

*	See Non-GAAP Financial Measures Disclosure Below for “Combined” Period Disclosed Herein.